February 23, 2006

Peter Lieb

[OMITTED]

[OMITTED]

Re: Separation of Employment

Dear Peter:

This letter sets forth the terms and conditions relative to your separation from your employment with Symbol Technologies, Inc, including its subsidiaries and affiliated corporations, and their respective current and former directors, officers, employees, agents and assigns (“Symbol” or “the Company”).

Your resignation from Symbol’s employ will be effective on the earlier of (a) May 15, 2006 or (b) if elected by you, a date you designate before May 15, 2006 (the “Termination Date”). However, your status as an Executive Officer of the Company terminated on February 22, 2006. Provided you execute and return this Agreement to the Company on or before the close of business on March 16, 2006, the Company will provide you with the following:

1. During the period from the date of this Agreement through the earlier of the Termination Date or March 31, 2006, you will continue as a regular Associate of the Company with your normal employee benefits continuing, except that you will not be eligible for any bonus for calendar year 2006.

2. Beginning on April 1, 2006, and continuing through your Termination Date (the “on-call period”), you will be paid your current salary, payable in installments coincident with the Company’s normal payroll cycles, less applicable taxes and all other deductions as may be required by law or which have been previously authorized. During this period, you will be considered an “on call” employee, and you agree to make yourself reasonably available for telephone and in person consultations with Company officials as required, although you will not be reporting to the Company’s offices except as directed. You agree to diligently perform all of your duties and responsibilities and to continue to serve the Company in a fully professional and competent manner as required.

During the on-call period, you will not be eligible to participate in any of the Company’s employee benefit plans, except that your coverage in the Company’s group health insurance plan (dental, vision, and medical spending account only) will continue at normal contribution rates for yourself and your eligible dependents. Thereafter, should you not be covered under another group health insurance plan, the Company will offer you the opportunity to continue as a member of its group health insurance plan for up to eighteen (18) months at your own expense in accordance with applicable federal law, i.e., COBRA. In addition, during the on-call period, any deferral election you have made under the Company’s deferred compensation plan will continue in effect.

During the on-call period, you will not accrue any vacation, will not be eligible to participate in the Company’s 401k plan (and thus not be eligible for any matching contributions), and you will not be eligible to participate in the Company’s bonus plan or receive any Company contributions under any deferred compensation program. However, your unvested stock options will continue to vest during the on-call period and you will be eligible to exercise your vested options through and including your Termination Date. You will no longer have the use of the automobile that the Company provided for you and we acknowledge that you returned that automobile to the Company on February 28, 2006. Until the Termination Date, you will continue to be reimbursed for any Company related expenses that you incur in accordance with the Company’s standard expense reimbursement policies.

After the Termination Date, you will be entitled to receive distribution of your vested benefits under the Company’s 401(k) and Deferred Compensation Plans in accordance with the terms of the applicable Plan documents, except that Deferred Compensation Program benefits will not be paid prior to six (6) months after the Termination Date to the extent required by Section 409A of the Internal Revenue Code.

Additionally, on May 15, 2006 you will be paid one year’s base salary and target bonus, less applicable taxes and other required withholdings, and any other deductions you have voluntarily authorized (“Termination Pay”). In addition, on May 15, 2006 any unvested shares of LTIP restricted stock shall become fully vested and all restrictions with respect to such shares of LTIP restricted stock shall lapse. Should you choose to accelerate your Termination Date to a date prior to May 15, 2006, provided you give the Company two (2) weeks’ advance notice of termination, then your shares will vest and your Termination Pay will be paid on the new Termination Date. If two (2) weeks’ notice is not provided, vesting and payment of the Termination Pay will occur two (2) weeks after you provide notice of termination, but in no event later than May 15, 2006.

Further, no later than May 15, or the new Termination Date, if two (2) weeks’ notice is provided, the Company will (1) pay you for all unused vacation time that you have accrued through March 31, 2006; and (2) any Company matching contributions not previously made with respect to your participation in the Company’s 401k Plan during 2005 and during the period January 1, 2005 through March 31, 2006 will be made following the Termination Date in accordance with the terms of the Company’s 401k Plan.

The Company will notify Fidelity Investments no later than May 15, that you are no longer subject to any trading restrictions effective as of the day following the Termination Date. Should you choose to accelerate your Termination Date to a date prior to May 15, 2006, provided you give the Company two (2) weeks’ notice of termination, Fidelity Investments will be notified and you will be given clearance authorizing trading on the date following your Termination Date.

In exchange for the Company providing you with the aforementioned payments, and the other benefits set forth above, which you acknowledge represents good, valuable and sufficient consideration to support your execution of this Agreement, you hereby waive all claims against the Company and unconditionally and irrevocably release and discharge the Company from liability for any claims or damages that you have or may have against it, its current and former directors, officers, employees, agents and assigns up to the moment that this Agreement becomes fully executed, regardless of whether those claims are known or unknown including, but not limited to, any claims for wages, severance (except as specifically provided for herein), bonuses or benefits (except as specifically provided for herein), or any other claims whatsoever arising during or, in whole or in part, out of your employment relationship with the Company, or violations of any federal, state or local fair employment statute, executive order, ordinance, law or regulation, including Title VII of the Civil Rights Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, the New York State Human Rights Law, or any other potentially applicable employment or labor law, or any other rule of law or common law including, but not limited to those concerning possible torts, express or implied contract, the implied covenant of good faith and fair dealing, public policy, or other obligations. Other than with respect to any rights to which you may be entitled under the federal Age Discrimination in Employment Act, you also agree not to initiate any administrative or legal action against the Company to assert such claims. Moreover, to the extent any such action is brought by you or on your behalf by any third party, you agree to waive all claims to monetary relief or damages of any kind, including attorneys’ fees and costs. You understand that the fact of this Agreement, and/or the agreement to pay or the payment of the consideration described herein does not constitute an admission by the Company that it has violated any such law or legal obligation. This Agreement shall not affect any entitlements you may have to indemnification pursuant to the By-Laws of the Company, under any liability policy that may be maintained by the Company, and the laws of the State of Delaware. Nothing contained in the Agreement shall preclude you from enforcing the terms of this Agreement, should that ever be necessary.

You agree that you will not disclose, or cause to be disclosed in any way, any confidential information or documents relating to your employment with the Company, the operations of the Company, the terms of this Agreement, the facts and circumstances underlying this Agreement or the fact that such Agreement exists, except to your attorneys, accountants, and immediate family, and as otherwise required by law. This provision should not be construed as preventing you from discussing your employment with Symbol with any prospective employer nor does it prevent you from disclosing (a) any information that is otherwise publicly available otherwise than by reason of your breach, (b) any information requested by the US Attorney’s Office, the Securities and Exchange Commission, or Symbol’s court-appointed examiner, or (c) any information required to be disclosed pursuant to legal process in any current or future litigation. Further, you agree to continue to abide by the terms of the Company’s Non-Disclosure Agreement, which you signed while an associate of the Company. You also agree that you will not make any disparaging or derogatory remarks about the Company, or its products or services; provided, however, that this requirement shall not limit your ability to provide truthful testimony as required by law or any judicial or administrative process or in response to an inquiry by the US Attorney’s Office, the Securities and Exchange Commission, or Symbol’s court-appointed examiner. In response to outside inquiries, the Company will respond in accordance with its normal policy and will confirm only your dates of employment and positions held.

Additionally, you agree that during the six (6) month period following your Termination Date (the “Non-Compete Period”), you will not, directly or indirectly, (i) engage in, manage, operate, control or supervise or participate in the management, operation, control or supervision of any business or entity, which is a Competitive Business of the Company; or (ii) have any ownership or financial interest, directly or indirectly, in any Competitive Business, all including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly owned corporation), officer, director, employee, principal, agent or consultant. For purposes of this Agreement, Competitive Business shall be defined as (a) NCR Corporation and all subsidiaries and other affiliates thereof; (b) any entity, including any subsidiaries, parent entities or affiliate thereof, that, as of the Termination Date, competes with any businesses of the Company. Notwithstanding the foregoing, at any time during the Non-Compete Period, you may request in writing to the Board that the Board consent to your direct or indirect engagement in, ownership of equity interest in, or management or operation of (whether as a director, officer, employee, agent, representative, security holder, consultant or otherwise) any Competitive Business, which request the Board shall consider in good faith based upon the Board’s reasonable determination of the potential impact of your involvement in such Competitive Business on the Company and its stockholders. If you believe that the Board would benefit from any additional information or if you have any issues or questions regarding any action taken or to be taken by the Board in connection with this section, then the Board and you (along with any respective representatives) shall meet and discuss any such issues or questions and you shall be permitted to present the Board with any relevant information that you may deem appropriate and the Board and you shall act in good faith to address all outstanding issues and questions while protecting the interests of the Company and its stockholders.

Additionally, during the Non-Compete Period you will not call on any customer of the Company for the purpose of soliciting and/or providing to such customer any products or services similar to those sold or provided by the Company, nor will you in any way, directly or indirectly, induce any customer of the Company to cease doing business with the Company. Further you agree that during the Non-Compete Period, you will not directly or indirectly, solicit, encourage, or induce any of the Company’s other associates or consultants of the Company to leave the Company’s employ, or to work for you or any Competitive Business of the Company, or any other entity. You expressly acknowledge and agree that the agreements and covenants set forth in the Non-Compete Period above are reasonable. In the event, however, that any such agreement or covenant shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

It is recognized and acknowledged by you that a breach of the Non-Compete Period restrictive covenants set forth above will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the parties agree that in the event a party breaches any of the above-referenced restrictive covenants the other party will be entitled to specific performance and injunctive relief.

You further agree that you will reasonably cooperate fully with the Company at mutually convenient times in connection with any existing or future internal or external investigations which the Company is currently conducting, conducts in the future, or in which it is currently or may become involved, and in any existing or future litigation involving the Company, whether administrative, civil, or criminal in nature, in which and to the extent such investigations relate to the period of your employment with the Company and to which the Company deems your cooperation necessary. Symbol will endeavor to provide you with reasonable notice of the need for such cooperation and will limit the time that may be required in this regard to reasonable periods. In addition, during any such period when cooperation is necessary, Symbol will reimburse you for reasonable out-of-pocket expenses you incur to comply with this Section.

You acknowledge that you have had more than twenty-one (21) days to consider the terms of this Agreement. You also acknowledge that you were advised by Symbol to discuss the terms of this Agreement with your attorneys prior to signing this Agreement. Additionally, you acknowledge that the changes we have made to this Agreement do not restart the running of this twenty-one (21) day period. You further acknowledge that you are entering into this Agreement, freely, knowingly, and voluntarily, with a full understanding of its terms and that you will have seven (7) days to revoke this Agreement after executing the same by notifying the undersigned in writing during this seven-day period.

In the event that any dispute arises between the Company and you regarding or relating to this Agreement and/or any aspect of your employment relationship with the Company, AND IN LIEU OF LITIGATION AND A TRIAL BY JURY, the parties consent to resolve such dispute through mandatory arbitration in Suffolk County, New York under the then prevailing rules of the Judicial Arbitration and Mediation Services (“JAMS”), before a single arbitrator mutually agreed to by the parties, or, if an arbitrator has not been agreed upon by the 60th day of the demand for arbitration by either party, appointed by JAMS. The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction. Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief. The parties hereby consent to the exclusive jurisdiction in the state and Federal courts of or in the State of New York for purposes of seeking such injunctive or equitable relief as set forth above. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome (a) each party shall pay all its own costs and expenses, including without limitation its own legal fees and expenses, and (b) joint expenses shall be borne equally among the parties. Notwithstanding the foregoing, the arbitrator may cause the losing party to pay to the winning party (each as determined by the arbitrator consistent with its decision on the merits of the arbitration) an amount equal to any reasonable out-of-pocket costs and expenses incurred by the winning party with respect to such arbitration (as may be equitably determined by the arbitrator).

Except as set forth herein, this constitutes the entire agreement between us regarding the subject matter hereof. No inferences may be drawn from the drafting history relating to this Agreement. To the extent that there may be any conflict between the terms of this Agreement and any other agreement between you and the Company, the terms of this Agreement shall control. This Agreement may not be changed or altered, except by a writing signed by you and the Company. This Agreement is entered into in the State of New York and the laws of the State of New York will apply to any dispute concerning it, without regard to its conflicts of law provisions. If any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this Agreement.

AGREED AND ACCEPTED:	Sincerely, /s/ Mary McLeod Mary McLeod Senior Vice President, Human Resources Symbol Technologies, Inc.
By: /s/ Peter Lieb	Date: March 9,2006

Peter Lieb